Exhibit 99.1
Excerpts from Preliminary Offering Memorandum dated August 8, 2024
Summary historical financial information
The following tables set forth certain of our summary historical condensed consolidated financial data for each of the fiscal years in the three-year period ended September 30, 2023 and for the nine months ended June 30, 2024 and 2023. The summary historical financial data set forth below should be read in conjunction with: (i) the sections entitled “Use of Proceeds” and “Capitalization,” each of which are contained elsewhere in this offering memorandum, (ii) our audited consolidated financial statements and the notes thereto and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the fiscal year ended September 30, 2023 contained in our Annual Report on Form 10-K, as filed with the SEC on November 17, 2023 and incorporated by reference in this offering memorandum, and (iii) our unaudited condensed consolidated financial statements and the notes thereto and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2023, March 31, 2024 and June 30, 2024 filed with the SEC on February 2, 2024, May 3, 2024 and August 2, 2024, respectively.
The summary historical condensed consolidated financial data for each of the fiscal years in the three-year period ended September 30, 2023 have been derived from our audited consolidated financial statements. The summary unaudited historical condensed consolidated financial data for the nine months ended June 30, 2024 and 2023 have been derived from our unaudited condensed consolidated financial statements, and include, in the opinion of management, all adjustments, consisting of normal, recurring adjustments, necessary for a fair statement of such information. The financial data presented for the interim periods is not necessarily indicative of the results for the full fiscal year. The summary unaudited historical consolidated financial data for the twelve months ended June 30, 2024 were calculated by subtracting our summary historical consolidated financial information for the nine months ended June 30, 2023 from our summary historical consolidated financial information for the fiscal year ended September 30, 2023, and then adding our summary historical consolidated financial information for the nine months ended June 30, 2024.

	Year ended September 30,			Nine months ended June 30,		Twelve months ended June 30,
				2023	2024	2024
	2021	2022	2023	(unaudited)	(unaudited)	(unaudited)
	(In millions)
Statements of Operations Data:
Net sales	$4,980.7	$5,851.2	$6,991.0	$5,045.6	$5,912.6	$7,858.0
Cost of goods sold	3,552.6	4,383.7	5,109.3	3,715.3	4,183.1	5,577.1
Gross profit	1,428.1	1,467.5	1,881.7	1,330.3	1,729.5	2,280.9
Selling, general and administrative expenses	807.0	904.7	1,078.4	768.9	988.7	1,298.2
Amortization of intangible assets	143.2	146.0	160.7	115.4	138.5	183.8
Impairment of goodwill(1)	—	—	42.2	—	—	42.2
Other operating (income) expense, net	(9.8)	1.2	1.5	0.1	(0.3)	1.1
Operating profit	487.7	415.6	598.9	445.9	602.6	755.6
Interest expense, net	332.6	317.8	279.1	202.4	236.9	313.6
Loss (gain) on extinguishment of debt, net	93.2	(72.6)	(40.5)	(21.2)	(4.6)	(23.9)
(Income) expense on swaps, net	(122.8)	(268.0)	(39.9)	(20.4)	4.7	(14.8)
Gain on investment in BellRing	—	(437.1)	(5.1)	(5.1)	—	—
Other (income) expense, net	(29.3)	(19.8)	(7.6)	(27.8)	(8.6)	11.6
Earnings before income taxes and equity method loss	214.0	895.3	412.9	318.0	374.2	469.1
Income tax expense	58.2	85.7	99.7	70.4	88.8	118.1
Equity method loss, net of tax	43.9	67.1	0.3	0.2	0.1	0.2
Net earnings from continuing operations, including noncontrolling interests	111.9	742.5	312.9	247.4	285.3	350.8
Less: Net earnings attributable to noncontrolling interests from continuing operations	7.0	7.5	11.6	11.8	0.2	—
Net earnings from continuing operations	104.9	735.0	301.3	235.6	285.1	350.8
Net earnings from discontinued operations, net of tax and noncontrolling interest	61.8	21.6	—	—	—	—
Net earnings	$166.7	$756.6	$301.3	$235.6	$285.1	$350.8

	Year ended September 30,			Nine months ended June 30,		Twelve months ended June 30,
				2023	2024	2024
	2021	2022	2023	(unaudited)	(unaudited)	(unaudited)
	(In millions)
Statements of Cash Flow Data:
Depreciation and amortization	$366.5	$380.2	$407.1	$293.3	$352.7	$466.5
Cash provided by (used in):
Operating activities—continuing operations	362.1	384.2	750.3	480.5	696.3	966.1
Investing activities – continuing operations	(792.0)	(220.2)	(669.3)	(567.9)	(538.3)	(639.7)
Financing activities – continuing operations	(46.6)	(237.2)	(555.7)	(279.7)	66.7	(209.3)
Net cash provided by (used in) discontinued operations	103.6	(151.9)	—	—	—	—
Other Financial Data:
Cash paid for business acquisitions, net of cash acquired(2)	$290.3	$24.8	$715.2	$715.2	$248.1	$248.1
Capital expenditures	190.9	255.3	303.0	201.9	290.3	391.4
EBITDA(3)	862.2	1,518.7	1,087.2	801.7	963.5	1,249.0
Adjusted EBITDA(4)	889.4	963.5	1,233.4	884.4	1,054.9	1,403.9
Acquisition adjusted EBITDA(5)						1,412.7
Net debt (as adjusted), as of the last day of the period(6)						6,112.3
Ratio of net debt (as adjusted) to acquisition adjusted EBITDA(7)						4.3

	September 30,		June 30,
			2024
	2022	2023	(unaudited)
	(In millions)
Balance Sheet Data:
Cash and cash equivalents	$586.5	$93.3	$333.8
Working capital, excluding cash and cash equivalents, current investments held in trust, restricted cash and current portion of long-term debt	463.8	557.1	556.4
Total assets	11,308.0	11,646.7	12,128.5
Debt, including current portion(8)	5,957.7	6,040.1	6,399.0
Other liabilities	266.9	276.7	271.8
Total shareholders’ equity	$3,265.7	$3,851.3	$3,955.8
(1) For information about the impairment of goodwill, see “Critical Accounting Estimates” and Notes 2 and 8 of “Notes to Consolidated Financial Statements” in our audited consolidated financial statements for the fiscal year ended September 30, 2023 contained in our Annual Report on Form 10-K filed with the SEC on November 17, 2023 and incorporated by reference in this offering memorandum.
(2) We completed the Pet Food acquisition in April 2023 and the Perfection acquisition in December 2023. The amounts included in cash paid for business acquisitions, net of cash acquired, reflect the cash consideration paid less any cash acquired in the transactions and include $715.2 million for the year ended September 30, 2023 related to the Pet Food acquisition and $233.9 million for the nine months ended June 30, 2024 related to the Perfection acquisition.
(3) As used herein, EBITDA represents net earnings from continuing operations plus interest expense, net, income tax expense, depreciation and amortization. We present EBITDA because we consider it an important supplemental measure of our operating performance and believe it is commonly reported and frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, management understands that investors, analysts and rating agencies consider EBITDA useful in measuring the ability of issuers of “high yield” securities to meet debt service obligations. Our management believes EBITDA is an appropriate supplemental measure of debt service capacity because cash expenditures on interest are, by definition, available to pay interest, and income taxes are inversely correlated to interest expense. Depreciation and amortization are non-cash charges.

The indenture that will govern the notes and the indentures governing our other senior notes and the credit agreement use EBITDA (with additional adjustments similar to those discussed below regarding our calculation of “Adjusted EBITDA”) to measure our compliance with covenants such as interest coverage and debt incurrence. Our management also believes EBITDA is an accepted indicator of our ability to incur and service debt and make capital expenditures. We believe that EBITDA is a useful financial metric to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business.
EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•    it does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•    it does not reflect changes in, or cash requirements for, our working capital needs;
•    it does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;
•    although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and such measures do not reflect any cash requirements for such replacements;
•    it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations, as discussed under “Adjusted EBITDA” below; and
•    other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative benchmark measure.
Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. You should compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally.
The following table reconciles net earnings from continuing operations to EBITDA for the periods indicated:

	Year ended September 30,			Nine months ended June 30,		Twelve months ended June 30,
	2021	2022	2023	2023	2024	2024
	(In millions)

Net earnings from continuing operations	$104.9	$735.0	$301.3	$235.6	$285.1	$350.8
Income tax expense	58.2	85.7	99.7	70.4	88.8	118.1
Interest expense, net	332.6	317.8	279.1	202.4	236.9	313.6
Depreciation and amortization	366.5	380.2	407.1	293.3	352.7	466.5
EBITDA	$862.2	$1,518.7	$1,087.2	$801.7	$963.5	$1,249.0

(4) We present Adjusted EBITDA as a further supplemental measure of our operating performance and ability to service debt. We prepare Adjusted EBITDA by adjusting EBITDA to eliminate the impact of a number of items that are non-cash items, unusual items which we do not expect to recur or continue at the same level or other items which we do not believe to be reflective of our ongoing operating performance. You are encouraged to evaluate each adjustment and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA, including the fact that we may calculate Adjusted EBITDA differently than other companies in our industry. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

The following table reconciles EBITDA to Adjusted EBITDA for the periods indicated:

	Year ended September 30,			Nine months ended June 30,		Twelve months ended June 30,
	2021	2022	2023	2023	2024	2024
	(In millions)

EBITDA	$862.2	$1,518.7	$1,087.2	$801.7	$963.5	$1,249.0
Gain on investment in BellRing	—	(437.1)	(5.1)	(5.1)	—	—
(Income) expense on swaps, net(a)	(122.8)	(268.0)	(39.9)	(20.4)	4.7	(14.8)
Loss (gain) on extinguishment of debt, net(b)	93.2	(72.6)	(40.5)	(21.2)	(4.6)	(23.9)
Impairment of goodwill(c)	—	—	42.2	—	—	42.2
Non-cash stock-based compensation(d)	48.7	65.8	77.2	57.2	60.9	80.9
Equity method investment adjustments(e)	44.1	67.1	0.4	0.3	0.3	0.4
Mark-to-market adjustments on commodity and foreign exchange hedges and warrant liabilities(f)	(54.2)	14.0	31.6	31.6	(1.2)	(1.2)
Mark-to-market adjustments and impairments on equity securities and investments(g)	(9.6)	1.4	15.9	(7.3)	(1.2)	22.0
Integration costs(h)	4.1	11.1	30.4	19.5	26.5	37.4
Transaction costs(i)	5.8	32.1	15.6	14.5	1.2	2.3
Provision for legal settlements(j)	15.0	13.8	2.0	2.0	0.8	0.8
Restructuring and facility closure costs, excluding accelerated depreciation(k)	0.4	11.1	6.9	2.3	8.6	13.2
Inventory revaluation adjustment on acquired businesses(l)	3.4	0.6	12.7	12.6	1.0	1.1
Gain on dissolution of PHPC(m)	—	—	(10.5)	(10.5)	—	—
Gain on bargain purchase(n)	(11.4)	—	—	—	(5.8)	(5.8)
Gain on assets held for sale(o)	(0.5)	(9.4)	—	—	—	—
Loss on sale of business(p)	—	6.3	—	—	0.8	0.8
Asset disposal costs(q)	6.0	6.1	—	—	—	—
Costs expected to be indemnified, net(r)	—	(1.6)	(4.2)	(4.2)	—	—
Purchase price adjustment on acquisition(s)	—	(1.2)	—	—	—	—
Advisory income(t)	(0.6)	(0.6)	(0.6)	(0.4)	(0.4)	(0.6)
Adjustment to TRA liability(u)	0.4	—	—	—	—	—
Noncontrolling interest adjustment(v)	5.2	5.9	12.1	11.8	(0.2)	0.1
Adjusted EBITDA	$889.4	$963.5	$1,233.4	$884.4	$1,054.9	$1,403.9
(a) Represents mark-to-market adjustments and cash settlements on our interest rate swaps.
(b) Represents gains and losses recorded on extinguishment of debt, inclusive of payments for premiums and tender fees, the write-off of debt issuance and deferred financing costs and the write-off of net unamortized debt premiums, net of gains realized on debt repurchased at a discount.
(c) For information about the impairment of goodwill, see “Critical Accounting Estimates” and Notes 2 and 8 of “Notes to Consolidated Financial Statements” in our audited consolidated financial statements for the fiscal year ended September 30, 2023 contained in our Annual Report on Form 10-K filed with the SEC on November 17, 2023 and incorporated by reference in this offering memorandum.
(d) Represents non-cash expenses related to stock-based compensation.
(e) Represents adjustments for the 8th Avenue equity method investment loss and our portion of interest expense, net, income tax expense/ benefit and depreciation and amortization for our unconsolidated Weetabix investment accounted for using the equity method.
(f) Represents non-cash expenses for mark-to-market adjustments on economic hedges for commodities and foreign exchange contracts and warrant liabilities.
(g) Represents non-cash expenses for mark-to-market adjustments and impairments on equity securities and investments.
(h) Represents costs incurred to integrate acquired or to-be-acquired businesses.
(i) Represents expenses related to professional service fees and other related costs associated with signed and closed business combinations and business divestitures.

(j) Represents gains and losses recorded to recognize a receivable or liability associated with an anticipated resolution of certain ongoing litigation of the Company.
(k) Represents certain restructuring and facility closure-related expenses, excluding accelerated depreciation.
(l) Represents the profit impact of inventory basis step-up related to business combinations.
(m) Represents the gains recorded upon the dissolution of PHPC primarily related to the write-off of costs recorded in connection with its initial public offering.
(n) Represents gains recorded related to acquisitions in which the fair value of the identifiable net assets acquired exceeded the purchase price.
(o) Represents non-cash adjustments of the carrying value of fixed assets and businesses classified as held for sale to fair value.
(p) Represents losses recorded on the Company’s divestiture of the Willamette Egg Farms business.
(q) Represents costs recorded in connection with the disposal of certain assets that were never put into use.
(r) Represents costs incurred and expected to be indemnified in connection with damaged assets and gains related to indemnification proceeds received above the carrying value of damaged assets.
(s) Represents adjustments to the purchase price of an acquisition occurring beyond one year of the acquisition date.
(t) Represents advisory income from 8th Avenue.
(u) Represents adjustments to BellRing’s tax receivable agreement (which we refer to as the “TRA”) liability with Post.
(v) Represents adjustments for net earnings, interest expense, net, income tax expense and depreciation and amortization for consolidated investments which are attributable to the noncontrolling owners of the consolidated investments.
(5) “Acquisition Adjusted EBITDA” represents a further supplemental measure of our operating performance and ability to service debt. We prepare Acquisition Adjusted EBITDA by further adjusting Adjusted EBITDA to give effect to the Perfection acquisition, which was completed effective December 1, 2023, as if the Perfection acquisition had occurred on July 1, 2023. Our results for the twelve month period ended June 30, 2024 include seven months of financial results attributable to Perfection. Acquisition Adjusted EBITDA for the twelve month period ended June 30, 2024 includes management’s estimate of the pre-acquisition Perfection Adjusted EBITDA for the period July 1, 2023 through November 30, 2023.
Management’s estimate of the pre-acquisition Adjusted EBITDA of Perfection, and the other financial data presented in this offering memorandum for such acquisition, are based on the financial statements that were prepared by Perfection's prior management team and do not include any contributions from synergies or cost savings that our management expects to achieve in the future. Acquisition Adjusted EBITDA of Perfection is based on reasonable assumptions and information management believes to be reliable and accurate and represents management’s good faith estimates that are made on the basis of such assumptions and information. These financial statements and the reconciliation below have not been audited or reviewed, examined, compiled or subject to agreed-upon procedures by our independent registered public accounting firm. Investors should be aware that Adjusted EBITDA for Perfection may not be entirely comparable to our measure of Adjusted EBITDA. Acquisition Adjusted EBITDA has not been prepared in accordance with the requirements of Article 11 of Regulation S-X or any other securities laws relating to the presentation of pro forma financial information. Acquisition Adjusted EBITDA and the related ratios are presented for informational purposes only and do not purport to represent what our actual financial position or results of operations would have been if the acquisition had been completed as of an earlier date or that may be achieved in the future.
The following table reconciles Adjusted EBITDA to Acquisition Adjusted EBITDA for the periods indicated:

Twelve months ended June 30, 2024
(In millions)
Adjusted EBITDA	$1,403.9
Perfection Adjusted EBITDA(a)	8.8
Acquisition Adjusted EBITDA	$1,412.7

(a) Adjustment gives effect to the Perfection acquisition, which was completed effective December 1, 2023, as if the Perfection acquisition had occurred on July 1, 2023, by including management’s estimate of the pre-acquisition Adjusted EBITDA of Perfection for the period July 1, 2023 through November 30, 2023. This estimate does not include any contributions from synergies or cost savings management expects to achieve in the future. The following is a reconciliation of earnings before income taxes to Adjusted EBITDA for Perfection:

July 1, 2023 through November 30, 2023
(In millions)
Earnings before income taxes	$4.7
Depreciation and amortization	2.7
Interest expense, net	1.4
Perfection Adjusted EBITDA	$8.8
(6) We present Net Debt (as adjusted) as a further supplemental measure of financial position. Net Debt (as adjusted) is defined as (a) the aggregate principal amount of our indebtedness outstanding of $6,845.1 million less (b) cash and cash equivalents of $731.6 million, in each case after giving effect to the issuance of the notes offered hereby and the other financing transactions, as if each of the foregoing transactions had occurred on June 30, 2024, and less (c) the current portion of our municipal debt of $1.2 million and, in the case of cash and cash equivalents, after giving effect to the payment of accrued and unpaid interest and estimated costs, fees and expenses with respect to such transactions.
(7) We present Ratio of Net Debt (as adjusted) to Acquisition Adjusted EBITDA as a further supplemental measure of financial position. Ratio of Net Debt (as adjusted) to Acquisition Adjusted EBITDA represents the ratio of our Net Debt (as adjusted) as of June 30, 2024 (calculated as described above in note (6)) to our Acquisition Adjusted EBITDA for the twelve month period ended June 30, 2024 (calculated as described above in note (5)).
(8) Includes unamortized debt issuance costs and unamortized debt premiums, net of unamortized debt discounts of $11.6 million at September 30, 2022, $9.5 million at September 30, 2023 and $21.1 million at June 30, 2024.